UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      March 15, 2006
THE MED-DESIGN CORPORATION
(Exact Name of Registrant Specified in Charter)

Delaware	0-25852	23-2771475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2810 Bunsen Avenue Ventura, California	93003

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (805) 339-0375
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) On March 15, 2006, The Med-Design Corporation (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, Inc. indicating that the Company has not achieved compliance with the requirement for continued listing under Marketplace Rule 4310(c)(4), which requires a minimum bid price of $1.00 per share, and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market on March 24, 2006. The Company plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. There can be no assurance the Panel will grant the Company’s request for continued listing.
The Company issued a press release announcing the receipt of the Listing Qualifications Department letter on March 21, 2006, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.	Financial Statement and Exhibits
     (c) Exhibits.
99.1 Press Release, dated March 21, 2006, issued by The Med-Design Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MED-DESIGN CORPORATION (Registrant)
By:	LAWRENCE ELLIS
Lawrence Ellis
Chief Financial Officer

Dated: March 21, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated March 21, 2006.